UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) December 13, 2004
                                                        -----------------

                          GENESIS TECHNOLOGY GROUP, INC
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             (Exact Name of Registrant as Specified in Its Charter)

                                     Florida
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                 (State or Other Jurisdiction of Incorporation)

             333-86347                               65-1130026
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     (Commission File Number)             (IRS Employer Identification No.)

              777 Yamato Road, Suite 130, Boca Raton, Florida 33431
              -----------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (561) 988-9880
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              (Registrant's Telephone Number, Including Area Code)


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [_] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         Genesis Technology Group, Inc. (the "Company") entered into a Separation and Severance Agreement ("Agreement") with Dr. James Wang ("Dr.Wang"), Yastock Investment Consulting Company, Limited ("Yastock"), and Shanghai Yastand Information Technology Company, Limited ("Yastand") as of the 13th day of December 2004. The Agreement provides, effective December 13th, 2004, the resignation of Dr. Wang as President, Chairman of the Board and as a director of the Company, and the termination of his Employment Agreement dated August 1, 2004, including all rights, benefits and obligations pursuant thereto. The Agreement provides the following severance provisions:

         (a) The Company shall transfer its ownership interest in and to Yastock and Yastand, free and clear of all liens, pledges, hypothecation, option, contract and other encumbrance, to the previous owners.

         (b) Yastock/Yastand shall transfer all rights and privileges of the following agreements to Company:

                           panel contract
                           personal computer agreement
                           OEM agreement
                           PC contract

         (c) The Company shall transfer to Yastock 2/3rds of its ownership interest in the joint venture with CIIC Investment Banking Services Company, Limited, free and clear of all liens, pledges, hypothecation, option, contract and other encumbrance.

         (d) The Company shall issue Dr. Wang 562,5000 shares of the Company's common stock ("Shares") pursuant to the Company's 2004 Stock Option Plan, which Shares shall be registered under an effective registration statement on Form S-8.

         (e) The Company shall pay Dr. Wang $100,000 on the day after the Company files its annual report on Form 10-KSB for the year ended September 30, 2004 with the Securities and Exchange Commission ("SEC") and the Annual Report is accepted by the SEC edgar filing system.

         (f) Dr. Wang will provide substantial assistance to the Company in the preparation of the Company's annual report and organization of all audits of subsidiaries. Dr. Wang will assist the Company in maintaining a positive relationship between the Company and its subsidiary, Chorry Technologies, LTD.

         (g) Dr. Wang's options ("Options") to purchase 1,500,000 shares ("Option Shares") of the Company's common stock at an exercise price of .06 cents per share received pursuant to the Employment Agreement and the Company's Non-Qualified Stock Option Plan, shall terminate on December 31, 2005, unless exercised prior thereto.

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

         (h) For a period of three (3) years, Wang, Yastock and Yastand shall not (i) without first obtaining the written consent of the Company, directly or indirectly, do business with any of the past or current customers of the Company, or (ii) directly or indirectly, solicit or proposition, or otherwise attempt to induce any of the customers of the Company to terminate their relationships with the Company.

         (i) The Company shall, if Dr. Wang is made a party, is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative, or investigative (a "Proceeding"), by reason of the fact that Dr. Wang was a director, officer, or employee of the Company, or was serving at the request of the Company as a director, officer, member, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is Dr. Wang's alleged action in an official capacity while serving as a director, officer, member, employee, or agent, indemnify and hold Dr. Wang harmless to the fullest extent legally permitted or authorized by the Company's Articles of Incorporation, Bylaws, or resolutions of the Board of the Company, or, if greater, by the laws of the State of Florida.

         (j) The Company shall transfer to Yastock 95,000 shares of Dragon International Group Corp. restricted common stock.

         With the departure of Dr. Wang, Dr. Li Shaoquing, a Director of the Company, assumed responsibility for overseeing the Company's operations in China as CEO of Genesis' China operations. In connection with the assumption of operating responsibility, Dr. Li has entered into an agreement with the Company, and will be paid $4,000 per month for a twelve-month term. He will also receive 1,000,000 shares of common stock of the Company as well as 5% of net profits attributable to Genesis' China operations.

ITEM 1.02         TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On December 13, 2004, as described in the Separation and Severance Agreement discussed in Item 1.01 above, the Company and Dr. Wang amicably terminated the Employment Agreement dated August 1, 2004 between the Company and Dr. Wang.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

         (b) On December 13, 2004, as described in the Separation and Severance Agreement discussed in Item 1.01 above, Dr. James Wang resigned as President, Chairman of the Board and as a director the Company.

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

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        GENESIS TECHNOLOGY GROUP, INC



                                        By: /s/ Kenneth Clinton
                                            -------------------
                                            Kenneth Clinton
                                            Chief Operating Officer

DATED:  December 17, 2004

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